Exhibit 99.1

Complete Solaria and Freedom Acquisition I Corp.
Achieve Important Milestones Towards Completion of
Business Combination

Formed Complete Solaria by completing strategic merger between Complete Solar Holding Corporation (“Complete Solar”) and The Solaria Corporation (“Solaria”) in November 2022

Secured additional, strategic financing from investors including T.J. Rodgers and other shareholders, exhibiting cross-transaction support and strong shareholder alignment

Satisfied minimum cash condition via financing and additional arrangements, providing efficient path to closing expected in Q2 2023; will result in listing of Complete Solaria as a publicly traded company

SAN RAMON, CA (December 28, 2022) – Complete Solaria, Inc. (“Complete Solaria” or the “Company”), a leading solar technology, services, and installation company, and Freedom Acquisition I Corp. (NYSE: FACT), a publicly traded special purpose acquisition company, (“Freedom”) today announced a number of positive financial developments in connection with their proposed business combination (“Business Combination”).

Completed merger between Complete Solar and Solaria on November 4, 2022.

●	Complete Solaria combines two highly complementary businesses in a vertically integrated manufacturing and distribution model, delivering end-to-end residential solar solutions, with world-class customer service, aesthetically appealing, high-performance solar panels, as well as project financing, design and software solutions.

●	Completion of the merger, and formation of Complete Solaria, which occurred on November 4, 2022, marked the achievement of an important milestone in the path towards consummating the Business Combination.

Continued progress in raising capital to fulfill its existing order book through an interim financing round anchored by T.J. Rodgers and certain sponsor shareholders of Freedom.

●	Secured commitment from T.J. Rodgers to purchase an additional $4 million of convertible notes from Complete Solaria, bringing Mr. Rodgers’ total investment in Complete Solaria across various financial instruments to $39 million.

●	Complete Solaria secured a debt facility of up to $10 million from Kline Hill Partners Fund to fund Complete Solaria’s working capital obligations.

●	Freedom signed a non-binding letter of intent with Yorkville Advisors Global, LP to provide up to $12 million of capital through the issuance of a convertible note, with up to an additional $70 million common stock facility upon the closing of the Business Combination, subject to entering into definitive agreements.

●	The Company remains committed to raising additional capital to support its continued growth and believes that it will create value for shareholders through disciplined execution of its business plan over time.

Satisfaction of the minimum cash closing condition resulting from recent capital formation developments.

●	Achieved through joint support from Complete Solaria and Freedom, as well as other strategic investors.

●	Complete Solaria and Freedom currently expect the Business Combination to close in the second quarter of 2023, subject to the satisfaction or waiver of the conditions stated in the business combination agreement between the parties and other customary closing conditions, including review by the Securities and Exchange Commission (the “SEC”). In light of the new financing commitments secured by the parties in connection with the Business Combination, Complete Solaria and Freedom have entered into an amendment to the business combination agreement to remove the minimum cash closing condition set forth in the business combination agreement and to make other related changes.

About Complete Solaria

Complete Solaria is a solar company with a unique end-to-end customer offering, technology, which is expected to include financing, project fulfilment, and service allowing the it to sell more products across more markets and enable a package of financing options for customers wishing to make the switch to a more energy-efficient existence. Complete Solaria announced a Business Combination with Freedom Acquisition 1 Corp. on October 3, 2022. To learn more, visit: www.completesolar.com/solaria.

About Freedom

Freedom is a blank check company, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganisation or similar business combination with one or more businesses. Freedom is led by the Executive Chairman Tidjane Thiam, who previously served as CEO of Credit Suisse and Prudential. Senior management of Freedom also includes Chief Executive Officer Adam Gishen, and Edward Zeng, a proven entrepreneur with a strong track record of creating value for investors across financial services, technology and energy transition sectors. To learn more about Freedom, visit www.freedomac1.com.

Important Information and Where to Find It

This press release relates to proposed transactions involving Complete Solaria and Freedom. Freedom intends to file a registration statement (“Registration Statement”), which will include a proxy statement for the solicitation of Freedom shareholder approval and a prospectus for the offer and sale of Freedom securities in the proposed transaction with Complete Solaria, and other relevant documents with the Securities and Exchange Commission (the “SEC”) to be used at its extraordinary general meeting of shareholders to approve the proposed transaction with Complete Solaria. The proxy statement will be mailed to shareholders as of a record date to be established for voting on the proposed business combination between Freedom and Complete Solaria. INVESTORS AND SECURITY HOLDERS OF FREEDOM AND COMPLETE SOLARIA ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT, PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement, proxy statement, prospectus and other documents containing important information about Freedom and Complete Solaria once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.

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Participants in the Solicitation

Freedom, Complete Solaria and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies of Freedom’s shareholders in connection with the proposed business combination between Freedom and Complete Solaria. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination between Freedom and Complete Solaria will be contained in the proxy statement/prospectus pertaining to the proposed transaction when available at www.sec.gov.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination between Freedom and Complete Solaria. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Forward Looking Statements

This communication may contain certain forward-looking statements within the meaning of the federal securities laws with respect to the referenced and proposed transactions. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions, but the absence of these words does not mean that a statement is not a forward-looking statement. Forward-looking statements are forecasts, predictions, projections and other statements about future events that are based on current expectations, hopes, beliefs, intentions, strategies and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the proposed business combination may not be completed in a timely manner or at all; (ii) the risk that the proposed business combination between Freedom and Complete Solaria may not be completed by Freedom’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Freedom; (iii) the failure to satisfy the conditions to the consummation of the proposed business combination; (iv) the effect of the announcement or pendency of the proposed business combination on Complete Solaria’s business relationships, operating results, and business generally; (v) risks that the proposed business combination disrupts current plans and operations of the companies or diverts managements’ attention from Complete Solaria’s ongoing business operations and potential difficulties in employee retention as a result of the announcement and consummation of the proposed business combination; (vi) the outcome of any legal proceedings that may be instituted in connection with the proposed business combination; (vii) the ability to maintain the listing of Freedom’s securities on a national securities exchange; (viii) the price of Freedom’s securities may be volatile due to a variety of factors, including changes in the applicable competitive or regulatory landscapes, variations in operating performance across competitors, changes in laws and regulations affecting Freedom’s or Complete Solaria’s business, and changes in the combined capital structure; (ix) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed business combination, and identify and realize additional opportunities; (x) the ability to recognize the anticipated benefits of the previously consummated Complete Solaria merger and the proposed business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (xi) the evolution of the markets in which Complete Solaria will compete; (xii) the costs related to the previously consummated Complete Solaria merger and the proposed business combination; (xiii) any impact of the COVID-19 pandemic on Complete Solaria’s business; and (xiv) Freedom and Complete Solaria’s expectations regarding market opportunities.

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The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of documents filed by Freedom from time to time with the SEC, including the Registration Statement, when available. Such filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Freedom and Complete Solaria assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Freedom nor Complete Solaria gives any assurance that any of them will achieve its expectations.

Contacts:

Investor Relations – Complete Solaria

Sioban Hickie, ICR, Inc.

CompleteSolariaIR@icrinc.com

Public Relations – Complete Solaria

Doug Donsky, ICR, Inc.

CompleteSolariaPR@icrinc.com

Investor Relations – Freedom

Adam Gishen, Freedom Acquisition l Corp.

ag@freedomac1.com

Public Relations – Freedom

Andy Smith, Powerscourt (U.K.)

andy.smith@powerscourt-group.com

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